UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 2.01	Completion of Acquisition or Disposition of Assets

General

On March 4, 2022, Chicken Soup for the Soul Entertainment, Inc. (“CSSE” or the “Company”) consummated its acquisition of certain of the assets of 1091 Media, LLC (“1091 Media”), pursuant to the terms of an asset purchase agreement (“Agreement”), dated as of March 1, 2022, by and between CSSE and 1091 Media.

Pursuant to the Agreement, CSSE purchased the principal assets of 1091 Media, including all of the outstanding equity of its operating subsidiary, TOFG LLC, which does business under the name 1091 Pictures (“1091 Pictures”). 1091 Pictures provides full-service distribution services to film and series owners, including access to platforms that reach more than 100 countries, and related marketing support, and has a library (the “Library”) of approximately 4,000 licensed films and television shows (the “Business”).

Management of CSSE believes that the acquisition of the assets of 1091 Media will accelerate the Company’s strategy to build the leading independent AVOD, with the library effectively doubling the size of the Company’s current content offerings. Notable titles licensed to 1091 Pictures include The Ghost of Peter Sellers and Grammy-Award Winner Linda Ronstadt: The Sound of My Voice, sports stories such as A Kid from Coney Island (executive produced by Kevin Durant and featuring Stephon Marbury), Red Bull’s The Dawn Wall, popular content such as The Last Blockbuster and Pharma Bro, documentaries such as Close Encounters of The Fifth Kind and The Phenomenon, which reveal the latest intelligence on UFOs, and indie film hits such as Academy Award Winner Taika Waititi’s Hunt for the Wilderpeople, Spirit Awards-winner Christine, and the comedy The Overnight (starring Adam Scott, Taylor Schilling and Jason Schwartzman). 1091 Pictures also operates established FAST and AVOD channels in specific verticals, with approximately 1 billion yearly ad impressions.

APA Closing and Related Transactions

Pursuant to the Agreement, the Company purchased assets from 1091 Media (the “Purchased Assets”), including all of the outstanding equity interests in 1091 Pictures. Upon consummation of the transaction, 1091 Pictures became a wholly owned subsidiary of the Company. The Purchased Assets do not include certain assets of 1091 Media identified in the Agreement as “Excluded Assets,” including certain contracts, insurance policies, and assets related solely to the other businesses of 1091 Media.

The Company assumed the liabilities of the Business incurred in the ordinary course of the Business, including (i) accrued producers share, accrued royalties, accrued expenses, and other accounts payable in the ordinary course of business; (ii) all liabilities of the Business first required to be performed or arising out of the operation of the Business from and after the closing, including all liabilities of the Business first required to be performed after the Closing under contracts included in the Purchased Assets, or arising after the closing under contracts included in the Purchased Assets; and (iii) all Liabilities reflected on the Closing Balance Sheet prescribed by the Agreement.

In consideration for the Purchased Assets, the Company paid 1091 Media an amount equal to $15,550,000 through (a) the payment of $8 million in cash and (b) the issuance of restricted shares (“Stock Payment”) to 1091 Media consisting of 375,000 shares of the Company’s Class A common stock (Nasdaq: CSSE), having a value for purposes of the Agreement $14.80 per share (the “Common Stock Value”), and 80,000 shares of the Company’s Series A preferred stock (NASDAQ: CSSEP), having a value for purposes of the Agreement of $25.00 per share.

A portion of the Stock Payment consisting of 105,068 shares of Class A common stock, valued at approximately $1,555,000 (based on the Common Stock Value), was placed into escrow under the terms of an escrow agreement in order to secure the indemnification obligations of 1091 Media under the Agreement.

Non-management employees of 1091 Pictures continued with 1091 Pictures immediately following closing.

Representations and Warranties

The Agreement contains representations and warranties of each party relating to, among other representations, (a) proper organization and similar corporate matters, (b) authority relative to the Agreement, and (c) no conflict; required filings and consents. The representations and warranties of 1091 Pictures also include, among other representations, those relating to (i) absence of undisclosed liabilities, (ii) litigation, (iii) employees, (iv) taxes, and (v) liens on and ownership of the Purchased Assets. The parties each have limited indemnification obligations and rights under the terms of the Agreement, including with respect to breaches of certain representations and warranties and assumed and excluded liabilities.

Accounting Treatment of Transaction

In accordance with ASC 805, “Business Combinations”, the Company will account for the transaction by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and the liabilities assumed in a business combination be measured at their fair values as of the closing date of the transaction.

The results of operations of 1091 Pictures’ operations will be included in the Company’s consolidated statements of operations as of the Closing.

We may not be able to efficiently integrate the acquired assets into our operations. Such integration could take time and require the Company to expend material resources, diverting same from other established operations of the Company. Further, even if such assets are fully and timely integrated into our operations, we may not realize the anticipated operating and financial benefits of the acquisition.

Additional Information

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the Agreement, which was filed as an exhibit to the initial filing of this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 is incorporated herein by reference. The issuance and sale of the shares of Class A common stock and Series A preferred stock of CSSE described therein were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

Press Release

On March 7, 2022, the Company issued a press release announcing consummation of the asset acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) - (c) not applicable.

(d)	Exhibits:

Exhibit	Description

2.1	Asset Purchase Agreement, dated as of March 1, 2022* (1)

99.1	Press Release issued March 2, 2022 (1)

99.2	Press Release issued March 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

(1) Previously filed with the initial filing of the Current Report on the Form 8-K amended hereby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2022	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer